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                                                                   EXHIBIT 99.11

                               DECHERT LETTERHEAD

                                December 6, 2000

Kemper Value Series, Inc.
on behalf of
Kemper Small Cap Value Fund
222 South Riverside Plaza
Chicago, Illinois 60606


Dear Sirs:

     We have acted as counsel to Kemper Value Series, Inc., a Maryland corporation (the "Corporation"), and we have a general familiarity with the Corporation's business operations, practices and procedures. You have asked for our opinion regarding the issuance of Class S shares of capital stock by the Corporation in connection with the acquisition by Kemper Small Cap Value Fund, a series of the Corporation, of the assets of Scudder Small Company Value Fund, which shares are registered on a Form N-14 Registration Statement (the "Registration Statement") filed by the Corporation with the Securities and Exchange Commission.

     We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Corporation and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

     On the basis of the foregoing, we are of the opinion that the Class S shares of capital stock of the Corporation being registered under the Securities Act of 1933 in the Registration Statement, subject to the creation of the Class S class of shares in accordance with the laws of the State of Maryland, will be legally and validly issued, fully paid and non-assessable by the Corporation, upon transfer of the assets of Scudder Small Company Value Fund pursuant to the terms of the Agreement and Plan of Reorganization included in the Registration Statement.

     We hereby consent to the filing of this opinion with and as part of the Registration Statement.

                                          Very truly yours,

                                          /s/ Dechert
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